UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2012

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

         Delaware         001-33650         22-2343568
(State or Other Jurisdiction     (Commission         (IRS Employer
of Incorporation)         File Number)         Identification No.)

420 Lexington Avenue, Suite 350, New York, New York 10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

The second paragraph appearing under Item 2.01 of this Current Report on Form 8-K, which discusses the termination of the Joint Venture Agreement in connection with the closing of the divestiture of our 51% interest in Erye, is incorporated into this Item 1.02 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Closing of Erye Sale

On November 13, 2012 (the “Closing Date”), NeoStem, Inc. (“we”, “NeoStem” or the “Company”) completed the previously announced divestiture (the “Erye Sale”) of our 51% interest (the “Erye Interest”) in Suzhou Erye Pharmaceuticals Company Ltd., a Sino-foreign equity joint venture with limited liability organized under the laws of the People's Republic of China primarily engaged in the manufacture of generic antibiotics (“Erye”), to Suzhou Erye Economy & Trading Co., Ltd., a limited liability company organized under the laws of the People's Republic of China (“EET”), and Highacheive Holdings Limited, a limited liability company organized under the laws of the British Virgin Islands (“Highacheive” and together with EET, each a “Purchaser” and collectively the “Purchasers”). The Erye Sale was consummated pursuant to the terms and conditions of the Equity Purchase Agreement, dated as of June 18, 2012 (as amended, the “Equity Purchase Agreement”), by and among our Company, China Biopharmaceuticals Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of NeoStem (“CBH”), EET, Highacheive, Fullbright Finance Limited, a limited liability company organized under the laws of the British Virgin Islands (“Fullbright”), and Erye. Pursuant to the Equity Purchase Agreement, the aggregate purchase price paid to us by the Purchasers for the Erye Interest consisted of (i) $12,280,000 in cash, (ii) the return to our Company of 1,040,000 shares of NeoStem common stock and (iii) the cancellation of 1,170,000 options and 640,000 warrants. On the Closing Date, the balance of the total cash purchase price, which had been held in escrow, was released to us, the common stock was delivered to us and the options and warrants were canceled.

The Amended and Restated Joint Venture Contract dated October 20, 2009 (as further amended on May 24, 2010), between EET and our subsidiary CBH (the “Joint Venture Agreement”), which had governed ownership of our respective interests in Erye prior to the closing of the Erye Sale, has been terminated as of the Closing Date. As a result of our divestiture of the Erye Interest, we will no longer be entitled to any dividends or distributions from Erye. Pursuant to the Equity Purchase Agreement, the payment to us of the purchase price for the Erye Interest satisfies and discharges in full Erye's obligations with respect to any dividends that might have otherwise been distributable by Erye to us.

EET, one of the Purchasers of the Erye Interest, had been prior to closing the holder of a 49% ownership interest in Erye and was a party (along with our subsidiary CBH) to the Joint Venture Agreement. Highacheive, the other Purchaser of the Erye Interest, and Fullbright, which assigned to Highacheive its rights as Purchaser under the Equity Purchase Agreement, are affiliates of EET. Mr. Shi Mingsheng (Chairman of the Board of Erye, and formerly a member of NeoStem's Board of Directors) and Madam Zhang Jian (the General Manager of Erye, and formerly our Vice President of Pharmaceutical Operations) are the principal equity holders of each of EET and Fullbright.

We had initially acquired the Erye Interest in October 2009 to attempt to benefit from the growing demand we believed was occurring for pharmaceutical drugs in China and the emerging Chinese pharmaceutical industry. We have not achieved the growth we initially expected for a variety of reasons, in part due to new policies imposed by the Chinese government in 2011 affecting price and volume controls of certain pharmaceutical products, including generic antibiotics, which reduced Erye's profitability and positive cash flows. Meanwhile, following our January 2011 acquisition of Progenitor Cell Therapy (“PCT”) and our October 2011 acquisition of Amorcyte, the Company has increasingly focused its efforts on becoming a leader in the cell therapy market, combining PCT's state of the art contract development and manufacturing organization with a medically important cell therapy product development program. The dampening of Erye's operating results combined with our increased focus on cell therapies was the catalyst for the Company's interest in monetizing our investment. In the spring of 2011, we engaged a financial advisor to assist us in exploring strategic alternatives with respect to Erye, including eventually running a process for a possible sale. The amount of consideration paid to us for the Eyre Interest was negotiated at arms-length between our Company and the Purchasers following the marketing process. The divestiture has bolstered NeoStem's cash position through the receipt of the cash purchase price of $12,280,000 and the elimination of over $30 million in short and long-term debt obligations of Erye.

The foregoing description of the Erye Sale does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Purchase Agreement, as amended. The Equity Purchase Agreement and the Amendment to Equity Purchase Agreement are incorporated into this Current Report on Form 8-K by reference, respectively, to Exhibit 2.1 to the

Company's Current Report on Form 8-K dated June 18, 2012 and Exhibit 2.1 to the Company's Current Report on Form 8-K dated August 23, 2012.

Item 2.05. Costs Associated with Exit or Disposal Activities.

By way of updating the disclosure set forth under Item 2.05 of the Company's Current Report on Form 8-K dated June 18, 2012, the Company has incurred legal and other costs in connection with the Erye Sale that it estimates will aggregate approximately $500,000 through the Closing Date. In addition, on November 13, 2012, the Company filed its Form 10-Q for the quarter ended September 30, 2012, which included the Pharmaceutical Manufacturing - China segment in discontinued operations for the three and nine months ended September 30, 2012 and 2011, and recorded a $31.2 million non-cash, asset impairment charge, based on the Erye Sale definitive agreement purchase price, of which 51% is attributable to NeoStem's common shareholders.

Item 2.06. Material Impairments.

See the disclosure under Item 2.05 of this Current Report on Form 8-K, which is incorporated by reference into this Item 2.06.

Item 8.01. Other Events.

On November 13, 2012, NeoStem issued a press release announcing the closing of the Erye Sale. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements:

This Current Report on Form 8-K, including Exhibit 99.1 hereto, contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions, although some forward-looking statements are expressed differently.  Forward-looking statements represent the Company's management judgment regarding future events.  Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct.  All statements other than the statements of historical fact included in this Current Report on Form 8-K are forward-looking statements.  The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors including, but not limited to, factors identified from time to time in the Company's periodic filings with the SEC, including the Company's Annual Report on Form 10-K, filed by the Company with the SEC on March 20, 2012, as amended by Amendment No. 1 on Form 10-K/A, filed by the Company with the SEC on April 30, 2012, the Company's Quarterly Reports on Form 10-Q, filed by the Company with the SEC on May 11, 2012, August 14, 2012 and November 13, 2012, and other factors identified from time to time in the Company's periodic filings with the SEC. NeoStem does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01.  Financial Statements and Exhibits.

(b)     Pro Forma Financial Information

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF NEOSTEM, INC.

The Company has previously filed recast financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations, to reflect the reclassification of our Pharmaceutical Manufacturing - China segment as discontinued operations on a retroactive basis for the years ended December 31, 2011 and 2010, which appear in our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2012. Additionally, on August 14, 2012 and November 13, 2012, respectively, the Company filed its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2012 and September 30, 2012, which included the Pharmaceutical Manufacturing - China segment in discontinued operations for the three and six months ended June 30, 2012 and 2011, and the three and nine months ended September 30,

2012 and 2011. The pro forma financial information filed with this Current Report on Form 8-K should be read in conjunction with our financial statements filed on Forms 8-K and 10-Q referenced above.

The following unaudited pro forma consolidated balance sheet of the Company as of September 30, 2012 is filed with this Current Report on Form 8-K, and is presented to illustrate the effects of the sale of our Erye Interest as if the sale had occurred on September 30, 2012. The pro forma adjustments and assumptions are described in the accompanying notes to the unaudited pro forma consolidated balance sheet. The unaudited pro forma consolidated balance sheet has been prepared using assumptions and estimates that the Company's management believes are reasonable under the circumstances and are intended for informational purposes only, and is not necessarily indicative of the financial results that would have occurred if the transactions described herein had taken place on the date indicated. However, the Company's management believes that the estimates and assumptions used provide a reasonable basis for presenting the significant effects of the sale of the Erye Interest.

	September 30, 2012
	Historical (1)	Pro Forma Adjustments (2)	Pro Forma Adjustments		Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$5,390,611	—	$9,052,000	(3)	$14,442,611
Accounts receivable trade, net	1,794,579	—	—		1,794,579
Inventory	448,045	—	—		448,045
Prepaids and other current assets	3,228,775	—	—		3,228,775
Assets related to discontinued operations	37,024,245	(37,024,245)	—		—
Total current assets	47,886,255	(37,024,245)	9,052,000		19,914,010

Property, plant and equipment, net	11,067,570	—	—		11,067,570
Goodwill	11,117,770	—	—		11,117,770
Intangible assets, net	14,632,130	—	—		14,632,130
Other assets	932,474	—	—		932,474
Assets related to discontinued operations	43,169,861	(43,169,861)	—		—
	$128,806,060	$(80,194,106)	$9,052,000		$57,663,954
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,570,879	—	—		$2,570,879
Accrued liabilities	1,385,510	—	—		1,385,510
Notes payable	135,222	—	—		135,222
Mortgages payable	3,493,708	—	—		3,493,708
Unearned revenues	778,088	—	—		778,088
Other liabilities	2,728,000	—	(2,728,000)	(7)	—
Liabilities related to discontinued operations	39,343,867	(39,343,867)	—		—
Total current liabilities	50,435,274	(39,343,867)	(2,728,000)		8,363,407

Long-term Liabilities
Deferred income taxes	3,774,655	—	—		3,774,655
Unearned revenues	143,734	—	—		143,734
Notes payable	48,317	—	—		48,317
Derivative liabilities	427,553	—	—		427,553
Acquisition-related contingent consideration	3,130,000	—	—		3,130,000
Other long-term liabilities	139,276	—	—		139,276
Liabilities related to discontinued operations	14,279,651	(14,279,651)	—		—
Total long-term liabilities	21,943,186	(14,279,651)	—		7,663,535

Redeemable Securities

Convertible Redeemable Series E Preferred Stock	2,721,132	—	—		2,721,132
	2,721,132	—	—		2,721,132
EQUITY
Shareholders' Equity
Preferred stock	100	—	—		100
Common stock	155,141	—	—		155,141
Additional paid-in capital	225,528,652	—	(543,000)	(4)	224,985,652
Accumulated deficit	(181,622,667)	(16,607,263)	12,967,800	(6)	(185,262,130)
Treasury Stock	—	—	(644,800)	(5)	(644,800)
Accumulated other comprehensive income	4,148,767	(4,148,767)	—		—
Total NeoStem, Inc. shareholders' equity	48,209,993	(20,756,030)	11,780,000		39,233,963
Noncontrolling interests	5,496,475	(5,814,558)	—		(318,083)
Total equity	53,706,468	(26,570,588)	11,780,000		38,915,880
	$128,806,060	$(80,194,106)	$9,052,000		$57,663,954

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF NEOSTEM, INC.

(1)	Represents balances as reported in the unaudited Consolidated Balance Sheet included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2012
(2)
To eliminate assets, liabilities, accumulated other comprehensive income, non-controlling interests and retained earnings related to the Pharmacuetical Manufacturing - China segment as of September 30, 2012

(3)	To record estimated cash proceeds of $12,280,000, less $500,000 in estimated closing-related costs
	Gross estimated cash proceeds	$12,280,000
	Less cash received in advance of Erye sale as of September 30, 2012	(2,728,000)
	Estimated cash closing-related costs	(500,000)
	Estimated net cash proceeds	$9,052,000
(4)	To record estimated value of the Company's options and warrants to be canceled to treasury upon sale
	Options and warrants returned to NeoStem (1,810,000 shares / average $0.30 estimated fair value per share using the Black-Scholes option-pricing model)	$543,000
(5)	To record estimated value of the Company's common shares to be returned to treasury upon sale
	Common shares returned to NeoStem (1,040,000 shares / $0.62 estimated fair value per share)	$644,800
(6)	Represents the estimated sale proceeds, computed as follows:
	Estimated net cash proceeds	$11,780,000
	Options and warrants returned to NeoStem (1,810,000 shares / average $0.30 estimated fair value per share using the Black-Scholes option-pricing model)	543,000
	Common shares returned to NeoStem (1,040,000 shares / $0.62 estimated fair value per share)	644,800
	Estimated net proceeds	$12,967,800
(7)	To eliminate other liabilities related to cash received in advance of Erye sale as of September 30, 2012

(d)       Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
2.1
Equity Purchase Agreement, dated as of June 18, 2012, by and among NeoStem, Inc., China Biopharmaceuticals Holdings, Inc., Fullbright Finance Limited, Suzhou Erye Economy & Trading Co., Ltd., and Suzhou Erye Pharmaceutical Co., Ltd. (1)

2.2
Amendment to Equity Purchase Agreement, dated as of August 14, 2012, by and among NeoStem, Inc., China Biopharmaceuticals Holdings, Inc., Highacheive Holdings Limited, Fullbright Finance Limited, Suzhou Erye Economy & Trading Co., Ltd. and Suzhou Erye Pharmaceutical Co., Ltd.(2)

99.1	Press Release of NeoStem, Inc. dated November 13, 2012.*
  __________
(1) Incorporated by reference to Exhibit 2.1 to Registrant's Current Report on Form 8-K dated June 18, 2012.

(2)	Incorporated by reference to Exhibit 2.1 to Registrant's Current Report on Form 8-K dated August 23, 2012. The Chinese translation of this exhibit has been redacted.

*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By: /s/ Catherine M. Vaczy, Esq.
Name: Catherine M. Vaczy, Esq.
Title: Vice President and General Counsel

Dated:  November 13, 2012